EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

The Hershey Company:

We consent to the incorporation by reference in the registration statements (File No. 333-159246, File No. 333-174123, File No. 333-143764, File No. 333-107706, File No. 333-72100, File No. 333-72112, File No. 333-52509 and File No. 333-25853) on Forms S-3 and S-8 of The Hershey Company of our reports dated February 17, 2012, with respect to the consolidated balance sheets of The Hershey Company and subsidiaries as of December 31, 2011 and 2010, the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of The Hershey Company.

/s/ KPMG LLP

New York, New York

February 17, 2012